Registration No. 33-
          =================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                  ------------------
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                  ------------------

                              THE MONTANA POWER COMPANY
                (Exact name of registrant as specified in its charter)

               MONTANA                                    81-0170530
          (State or other jurisdiction                 (I.R.S. Employer
          of incorporation or organization)            Identification
                                                            Number)

                                   40 East Broadway
                              Butte, Montana  59701-9394
                                    (406) 723-5421

            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------------

          D. T. BERUBE,       J. P. PEDERSON,     M. E. ZIMMERMAN, Esq.
          Chairman of         Vice President       Vice President and
          the Board             and Chief           General Counsel
          and Chief          Financial Officer        The Montana
          Executive             The Montana          Power Company
          Officer              Power Company       40 East Broadway
          The Montana        40 East Broadway     Butte, Montana  59701
          Power Company     Butte, Montana 59701      (406) 723-5421
          40 East Broadway      (406) 723-5421
          Butte, Montana 59701
          (406) 723-5421

                                ROBERT G. SCHUUR, Esq.
                                    Reid & Priest
                                 40 West 57th Street
                              New York, New York  10019
                                    (212) 603-2114
            (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

               Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

               If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

                               CALCULATION OF REGISTRATION FEE
          =================================================================
                                    Proposed
                                    maximum      Proposed
          Title of                  aggregate    maximunm       Amount
          securities     Amount     offering     aggregate        of
          to be          to be      price per    offering    registration
          registered   registered     unit*       price*         fee
          ----------------------------------------------------------------
          Common Stock   85,000    $23.4375   $1,992,187.50     $687.00
          =================================================================

          *ESTIMATED solely for the purpose of calculating the registration fee.

               The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
          =================================================================

                                      PROSPECTUS

                                    85,000 Shares

                              THE MONTANA POWER COMPANY

                                     Common Stock







               Up to 85,000 shares (the "Shares") of the Common Stock of The Montana Power Company (the "Company") are being offered on behalf of the selling shareholder named herein (the "Selling Shareholder"). The Selling Shareholder has advised the Company that, from time to time, it may sell all or a part of the Shares on either the New York or the Pacific Stock Exchange, in the over-the-counter market or otherwise, at prices and on terms then prevailing or at prices relating to the then current market price, or in negotiated transactions. The Company will not receive any of the proceeds from the sale of the Shares. Entech, Inc., a wholly owned subsidiary of Company, is bearing all of the costs and expenses, estimated to be $13,000, incurred in connection with registration of the Shares. See "Selling Shareholder" and "Plan of Distribution."















                THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                 BY THE SECURITIES AND EXCHANGE COMMISSION OR BY ANY
                  STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
                    OR ANY STATE SECURITIES COMMISSION PASSED UPON
                     THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                        ANY REPRESENTATION TO THE CONTRARY IS
                                 A CRIMINAL OFFENSE.

                   The date of this Prospectus is December 5, 1994.

               NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY
          CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ITS SUBSIDIARIES SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C., as well as at the following regional offices: 13th Floor, Seven World Trade Center, New York, New York, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The common stock is listed on the New York and Pacific Stock Exchanges. Reports, proxy statements and other information concerning the Company can be inspected at such Exchanges.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               There  are   hereby  incorporated   by  reference  in   this
          Prospectus the  following  documents heretofore  filed  with  the
          Commission:

               1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993.

               2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1994.

               3.   The Company's  Current Report  on Form 8-K  dated April
                    25, 1994.

               All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from the date of filing of such reports and documents.

               The Company hereby undertakes to provide, without charge, to each person to whom a copy of this Prospectus shall have been delivered, upon the written or oral request of such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits shall have been specifically incorporated by reference into such documents. Requests for such copies should be directed to Manager, Investor Services, The Montana Power Company, 40 East Broadway, Butte, Montana 59701-9394, telephone 406-723-5421.


                                     THE COMPANY

               The Montana Power Company is the issuer of the Shares. The principal executive offices of the Company are located at 40 East Broadway, Butte, Montana 59701-9394, and its telephone number is 406-723-5421.


                             DESCRIPTION OF COMMON STOCK

               The following information is a summary of certain rights and privileges of the common stock of the Company. The summary does not purport to be complete. Reference is made to the Company's Restated Articles of Incorporation and By-laws, which are exhibits to the Registration Statement of which this Prospectus constitutes a part, for complete statements. The following statements are qualified in their entirety by such references.

               Authorized and Outstanding Stock:  The Company has
               --------------------------------
          125,000,000 authorized shares, without par value, divided into 5,000,000 shares of preferred stock and 120,000,000 shares of common stock. On October 31, 1994, 1,919,589 shares of the preferred stock and 53,369,670 shares of the common stock were issued and outstanding. In addition, options to purchase 540,153 shares of common stock under the Long-Term Incentive Plan were outstanding on that date.

               The common stock is without par value and nonassessable. It is listed on the New York and Pacific Stock Exchanges.

               Voting Rights:  Each holder of the preferred and common
               -------------
          stock of the Company is entitled to vote cumulatively for the election of Directors, and otherwise to one vote for each share held. The Board of Directors has fifteen members, five of whom are elected at each annual meeting for a term of three years. In general, the presence of a majority of the outstanding shares of the preferred and common stock will constitute a quorum at a meeting of shareholders; and the affirmative vote of the majority of the shares present shall be the act of the shareholders. Montana law requires (1) class voting upon such matters as a change in the number of authorized shares or in the relative rights and preferences of a class or series or the creation of a new class of stock having superior rights and preferences; and
          (2) the approval by two-thirds of the outstanding shares of preferred and common stock of a merger, consolidation or share exchange, the sale of all or substantially all of the Company's assets, or the voluntary dissolution of the Company. The Company's Restated Articles of Incorporation require the affirmative vote of a majority of the outstanding shares of the common stock (1) to redeem the preferred stock of the $6 Series, the $4.20 Series or the $2.15 Series, which consent has been given with respect to the $2.15 Series; and (2) the affirmative vote of a majority of the outstanding shares of preferred and common stock to create a new class of stock, or for shareholder amendment of the By-laws. The Restated Articles of Incorporation also require the affirmative vote of two-thirds of the shares of the preferred stock voting at a meeting at which a majority of the shares of the preferred stock shall be present to (l) create a class of stock or to create any security convertible into a class of stock ranking prior to the preferred stock, or (2) to change the express terms of the preferred stock in a manner substantially prejudicial to the holders thereof.

               Dividend Rights:  Each series of the preferred stock is
               ---------------
          entitled, in preference to the common stock, to (a) cumulative dividends at the annual rates established for that series and (b) mandatory redemption payments if provided for that series. After full provision for preferred stock dividends and mandatory redemption payments, if any, the common stock is entitled to dividends declared out of any remaining funds available therefor.

               Liquidation Rights:  In liquidation, the preferred stock is
               ------------------
          entitled, in preference to the common stock, to the amount per share fixed by the Directors in the resolutions providing for the issue of each particular series plus accumulated unpaid dividends. Thereafter, the common stock is entitled to all remaining assets.

               Preemptive Rights:  Holders of the common stock do not have
               -----------------
          preemptive rights.

               Change of Control:  The Company's Restated Articles of
               -----------------
          Incorporation include a fair price provision that is intended to provide protection against coercive takeover tactics deemed by the Board of Directors not to be in the best interests of all shareholders. It provides that in the event of certain business
          combinations,       including      mergers,       consolidations,
          recapitalizations, certain sales or hypothecations of assets, liquidations and certain issuances of securities, involving a person or entity who is or may become the beneficial owner of 10% or more of the outstanding shares of the capital stock of the Company entitled to vote generally in the election of Directors (the "Voting Shares"), the amount of cash or other consideration to be paid to holders of the common stock must be at least equal to the higher of the highest price paid by the 10% shareholder in connection with the acquisition of certain of its shares of common stock or the highest quoted price of the common stock on certain dates related to such acquisition. Similar provisions apply to the acquisition of the preferred stock. The fair price provision does not apply in the event that such a business combination shall have been approved by either two-thirds of certain directors who are not affiliated with the 10% shareholder (the "Continuing Directors") or the holders of 70% of the Voting Shares. In addition, unless a proposed business combination has been approved by two-thirds of the Continuing Directors, certain other requirements must be met, including the requirement that a proxy or information statement describing the proposed business combination be mailed to shareholders at least 30 days prior to its consummation. The fair price provisions may not be amended or repealed except by the vote of holders of at least 70% of the Voting Shares unless the amendment or repeal is recommended by two-thirds of the Continuing Directors.

               Preferred Share Purchase Rights: The holders of the common
               -------------------------------
          stock have one preferred share purchase right (each a "Right") for each share of common stock. Each Right, evidenced by and traded with the shares of common stock, entitles the shareholder to purchase one one-hundredth of a share of Participating Preferred Shares, A Series, at an exercise price of $120.00, subject to certain adjustments. The Rights will be exercisable only if a person or group acquires 20% or more of the Company's Voting Shares or announces a tender offer, the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the Company's Voting Shares.

               If any person or group acquires 20% or more of the outstanding Voting Shares of the Company, each Right will entitle its holder (other than such person or members of such group) to purchase a number of shares of common stock or Participating Preferred Shares, A Series, having a market value of twice the Right's exercise price. If any person or group acquires between 20% and 50% of the outstanding Voting Shares of the Company, the Board of Directors of the Company may, subject to requisite regulatory approval, if any, require each outstanding Right to be exchanged for one share of common stock or one one-hundredth of a Participating Preferred Share, A Series (or assets in lieu thereof).

               In addition, after any person or group has acquired 20% or more of the outstanding Voting Shares of the Company, the Company may not consolidate or merge with, or sell 50% or more of its assets or earning power to, any person or group, or engage in certain "self-dealing" transactions with any person or group owning 20% or more of the outstanding Voting Shares of the Company, unless proper provision is made so that each Right would thereafter entitle its holder to purchase a number of the acquiring company's common shares having a market value at the time of twice the Right's exercise price.

               The Rights may be redeemed, at a redemption price of $.01 per Right, by the Board of Directors of the Company at any time until any person or group has acquired 20% or more of the outstanding Voting Shares of the Company. The Rights will expire June 6, 1999.

               Transfer Agents and Registrars:  The Transfer Agents for the
               ------------------------------
          common stock are the Company and First Chicago Trust Company of New York. The Registrars are First Chicago Trust Company of New York and First BankMontana, National Association, Butte, Montana.

                                 SELLING SHAREHOLDER

               The Selling Shareholder is The A. G. Andrikopoulos Trust (the "Trust"), of which A. G. Andrikopoulos is the sole trustee. The Trust acquired the Shares from Entech, Inc., a wholly owned subsidiary of the Company. The Selling Shareholder has advised the Company that it does not beneficially own any shares of the common stock of the Company, other than the Shares, which constitute less than .002% of the outstanding shares of such common stock. Entech, Inc. has agreed to cause the Shares, at its expense, to be registered for secondary offering by the Trust. All commissions, fees and expenses in connection with the sale of the Shares will be borne by the Selling Shareholder.

                                 PLAN OF DISTRIBUTION

               The Selling Shareholder has advised the Company that, from time to time, it may sell all or a part of the Shares on either the New York or the Pacific Stock Exchange, in the over-the-counter market or otherwise, at prices and on terms then prevailing or at prices relating to the then current market price, or in negotiated transactions.

                                    LEGAL MATTERS

               The validity of the Share will be passed on for the Company by Michael E. Zimmerman, Esq., General Counsel of the Company, 40 East Broadway, Butte, Montana, and by Reid & Priest, 40 West 57th Street, New York, New York, Special Counsel to the Company. The incorporation of the Company, its franchises, permits and licenses and all other matters governed by Montana and Wyoming law will be passed upon only by Mr. Zimmerman.


                                       EXPERTS

               The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

               The  statements  made  as  to  matters  of  law  and   legal
          conclusions under (i) "Business-Utility Division-Regulation and Rates," "Business-Environment" and "Properties-Entech-Coal Properties," in the Company's Annual Report on Form 10-K, incorporated herein by reference, and (ii) under "Description of Common Stock" herein have been reviewed by Michael E. Zimmerman, Esq., General Counsel of the Company, and are set forth therein and herein upon the authority of such Counsel, as expert. As of October 31, 1994, Mr. Zimmerman owned 2034 shares through the Company's Deferred Savings and Employee Stock Ownership Plan and had been granted options to purchase 9,600 additional shares at the market price existing on the date of such grant. Mr. Zimmerman's shares, including the underlying shares subject to options granted to him, had a fair market value of approximately $270,000 on that date.

                                       PART II

                        Information Not Required in Prospectus


          Item 14.  Other Expenses of Issuance and Distribution.+
                    -------------------------------------------

          *Filing fee-Securities and Exchange Commission  . .       $   687
          Legal fees  . . . . . . . . . . . . . . . . . . . .        10,000
          Auditor's fees  . . . . . . . . . . . . . . . . . .         1,500
          Miscellaneous . . . . . . . . . . . . . . . . . . .           813
                                                                    -------
             Total expenses . . . . . . . . . . . . . . . . .       $13,000
                                                                    =======
          ---------------
          +To be borne by Entech, Inc.
          *Actual, others estimated.


          Item 15.  Indemnification of Directors and Officers.
                    -----------------------------------------

               The Restated Articles of Incorporation of the Company provide for the indemnification of directors and officers to the extent and in the manner provided in Sections 35-1-451 through 35-1-457, Montana Code Annotated, which Sections are as follows:

               35-1-451.    Definitions.    As  used  in  35-1-451  through
          35-1-459, the following definitions apply:

               (1)     "Corporation"  includes  any   domestic  or  foreign
          predecessor entity of a corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

               (2) (a) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the corporation's request if the director's duties to the corporation include duties or services by him to the plan or to participants in or beneficiaries of the plan.

               (b)    Director   includes,  unless  the   context  requires
             otherwise,   the  estate   or  personal  representative   of  a
             director.

               (3)  "Expenses" include attorneys' fees.

               (4) "Liability" means the obligation to pay a judgment, settlement, penalty, or fine, including an excise tax assessed with respect to an employee benefit plan, or to pay reasonable expenses incurred with respect to a proceeding.

               (5)  (a)  "Official capacity" means:

                  (i) when used with respect to a director, the office of director in a corporation; or

                  (ii) when used with respect to an individual other than a director, as contemplated in 35-1-457, the office in a corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation.

               (b) Official capacity does not include service for any other foreign or domestic corporation or any partnership,
             joint  venture,   trust,  employee   benefit  plan,  or   other
             enterprise.

               (6) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

               (7)  "Proceeding"   means   any   threatened,  pending,   or
          completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

               35-1-452.  Authority to indemnify.

               (1) Except as provided in subsection (4), an individual made a party to a proceeding because he is or was a director may be indemnified against liability incurred in the proceeding if:

               (a)  he conducted himself in good faith;

               (b)  he reasonably believed:

                  (i) in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests; and

                  (ii) in  all other  cases, that  his conduct  was at least not opposed to the corporation's best interests; and

               (c) in the case of any criminal procedure, he had no reasonable cause to believe his conduct was unlawful.

               (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection
          (I)(b)(ii).

               (3) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, a determination that the director did not meet the standard of conduct described in this section.

               (4) A corporation may not indemnity a director under this section:

               (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

               (b)  in  connection  with   any  other  proceeding  charging
             improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

               (5) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

               35-1-453. Mandatory indemnification. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because he is or was a director of the corporation, against reasonable expenses incurred by the director in connection with the proceeding.

               35-1-454.  Advance for expenses.

               (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if:

               (a)  the  director  furnishes   the  corporation  a  written
             affirmation  of  the director's  good  faith  belief  that  the
             director  has  met   the  standard  of  conduct  described   in
             35-1-452;

               (b)  the   director  furnishes  the  corporation  a  written
             undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct described in 35-1-452; and

               (c)  a determination is  made that the  facts then known  to
             those   making    the   determination   would   not    preclude
             indemnification under 35-1-451 through 35-1-459.

               (2) The undertaking required by subsection (I)(b) must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make repayment.

               (3) Determinations and authorizations of payments under this section must be made in the manner specified in 35-1-456.

               35-1-455. Court-ordered indemnification. Unless a corporation's articles of incorporation provide otherwise, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification if it determines that the director:

               (1) is entitled to mandatory indemnification under 35-1-453, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred in obtaining court-ordered indemnification; or

               (2) is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in 35-1-452 or was adjudged liable as described in 35-1-452(4). If the director was adjudged liable as described in 35-1-452(4), the director's indemnification is limited to reasonable expenses incurred.

               35-1-456.        Determination    and    authorization    of
          indemnification.

               (1) A corporation may not indemnify a director under 35-1-452 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in 35-1-452.

               (2)  The determination must be made:

               (a) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding;

               (b) if a quorum cannot be obtained under subsection (2)(a), by majority vote of a committee designated by the board of directors, in which designated directors who are parties may participate, consisting solely of two or more directors not at the time parties to the proceeding;

               (c)  by special legal counsel:

                  (i) selected  by the  board of directors or  its committee in the manner prescribed in subsection (2)(a) or (2)(b); or

                  (ii) if a quorum of the board of directors cannot be obtained under subsection (2)(a) and a committee cannot be designated under subsection (2)(b), selected by majority vote of the full board of directors in which selected directors who are parties may participate; or

               (d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

               (3) Authorization of indemnification and evaluation as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses must be made by those entitled under subsection (2)(c) to select counsel.

               35-1-457.    Indemnification  of  officers,  employees,  and
          agents. Unless a corporation's articles of incorporation provide otherwise:

               (1)  an  officer of the corporation who is not a director is entitled to mandatory indemnification under 35-1-453 and is entitled to apply for court-ordered indemnification under 35-1-455 to the same extent as to a director;

               (2) the corporation may indemnify and advance expenses under 35-1-451 through 35-1-459 to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and

               (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

                                   *  *  *  *  *  *

               The bylaws of the Company further provide that the foregoing right of indemnification shall not exclude or restrict any other rights or actions which any director or officer may have, and shall be available whether or not the director or officer continues to hold such office at the time of incurring such expense or discharging such liability.

               The Company has insurance covering its expenditures which might arise In connection with the lawful indemnification of its directors and officers for their liabilities and expenses and insuring officers and directors of the Company against certain other liabilities and expenses.


          Item 16.  List of Exhibits.
                    ----------------

                              Incorporated by Reference
                              -------------------------

          Exhibit                                            Exhibit
          No.                           Previous Filing    Designation
          -------                       ---------------    -----------

          3(a)    -  Restated Articles
                     of Incorporation,
                     as amended.

          3(b)    -  By-laws, as         33-64576           4(b)
                     amended.

          4(a)    -  Rights Agreement    33-42882           4(d)
                     dated as of June 6,
                     1989, between The
                     Montana Power
                     Company and First
                     Chicago Trust
                     Company of New
                     York, as Rights
                     Agent.

          5(a)    -  Opinion of Michael
                     E. Zimmerman, Esq.

          5(b)    -  Opinion of Reid &
                     Priest.

          23(a)   -  Consent of Price
                     Waterhouse LLP.

          23(b)   -  Consent of Michael
                     E. Zimmerman, Esq.
                     (included in
                     Exhibit 5(a)).

          23(c)   -  Consent of Reid &
                     Priest (included in
                     Exhibit 5(b)).

          24      -  Power of Attorney
                     (See
                     page II-6).

          99(a)   -  Seventeenth
                     Supplemental
                     Indenture to
                     Mortgage and Deed
                     of Trust.

          99(b)   -  Eighteenth
                     Supplemental
                     Indenture to
                     Mortgage and Deed
                     of Trust.


          Item 17.   Undertakings.
                     ------------

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include  any prospectus  required by section  10(a)(3)
                  of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts  or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any  material information with respect  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3)  To   remove   from   registration   by   means   of   a
          post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  POWER OF ATTORNEY

               Each director and/or officer of the registrant whose signature appears below hereby appoints each of the Agents for Service named in this registration statement as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                      SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Butte-Silver Bow, and State of Montana, on the 5th day of December, 1994.

                                             THE MONTANA POWER COMPANY



                                             By   /s/ Daniel T. Berube
                                                ------------------------
                                                D. T. Berube, Chairman
                                                  of the Board and Chief
                                                  Executive Officer

               Pursuant  to the requirements of the Securities Act of 1933,
          this  registration  statement  has   been  signed  below  by  the
          following persons in the capacities and on the date indicated.

          Signature                     Title                    Date
          ---------                     -----                    ----



          /s/ Daniel T. Berube   Chairman of the Board,   December 5, 1994
          --------------------   Chief Executive Officer
          D. T. Berube           and Director
          (Principal Executive
          Officer)

          /s/ J. P. Pederson     Vice President,          December 5, 1994
          --------------------   Chief Financial
          J. P. Pederson         Officer and Director
          (Principal Financial
          and Accounting
          Officer)

          /s/ J. J. Burke             Director            December 5, 1994
          --------------------
          J. J. Burke

          --------------------        Director
          Alan F. Cain

          /s/ R. D. Corrette          Director            December 5, 1994
          --------------------
          R. D. Corette

          --------------------        Director
          Kay Foster

          /s/ R. P. Gannon            Director            December 5, 1994
          --------------------
          R. P. Gannon

          --------------------        Director
          B. D. Harris

          --------------------        Director
          Chase T. Hibbard

          --------------------        Director
          D. P. Lambros

          /s/ Carl Lehrkind           Director            December 5, 1994
          --------------------
          Carl Lehrkind

          /s/ J. P. Lucas             Director            December 5, 1994
          --------------------
          J. P. Lucas

          /s/ A. K. Neill             Director            December 5, 1994
          --------------------
          A. K. Neill

          /s/ G. H. Selover           Director            December 5, 1994
          --------------------
          G. H. Selover

          --------------------        Director
          N. E. Vosburg

          EXHIBIT INDEX


          Exhibit
          -------                                                      Page

          3(a)    - Restated Articles of Incorporation, as amended

          5(a)    - Opinion of Michael E. Zimmerman, Esq.

          5(b)    - Opinion of Reid & Priest

          23(a)   - Consent of Price Waterhouse LLP

          99(a)   - Seventeenth Supplemental Indenture to Mortgage
                    and Deed of Trust

          99(b)   - Eighteenth Supplemental Indenture  to Mortgage
                    and Deed of Trust